Exhibit 4.5
AMENDMENT TO NON-NEGOTIABLE  PROMISSORY  NOTE, SECURITY  AGREEMENT AND ASSIGNMENT AND PLEDGE AGREEMENT

This Amendment to Non-Negotiable Promissory Note, Security Agreement and Assignment and Pledge Agreement (the "Amendment") is entered into this 15th day of July, 2013 by and between GIGANTIC PARFUMS, LLC, a Florida limited liability company (hereinafter referred to as "Borrower"  or "Gigantic"),   and  PARFUMS  INVESTMENT,  LLC,  a Florida  limited  liability company  (hereinafter referred to as "Lender").

WHEREAS, Lender has lent Borrower the original principal sum of One Million Two Hundred Thousand Dollars (US $1,200,000.00) (hereinafter referred to as the "Loan") as evidenced by that certain Non-Negotiable Promissory Note dated November 9, 2012 by and between Borrower and Lender (hereinafter referred to as the "Note"); and

WHEREAS, as security for Borrower's payment of the Loan, Borrower executed a Security Agreement dated November 9, 2012 in favor of Lender in which Borrower assigned and granted to Lender a first and continuing security interest in and to, among other "Collateral" as defined in said Security Agreement, "all receivables from Coty, Inc. for all royalties in connection with the sale of the Katy Perry license under the Assignment Agreement with Coty, Inc. dated July 23, 2012" (hereinafter referred to as the "Katy Perry Royalties"); and

WHEREAS, as further security for Borrower's payment of the Loan, Borrower executed an Assignment  and Pledge  Agreement  dated November  9, 2012 in which  Borrower  assigned and pledged to Lender the Katy Perry Royalties; and

WHEREAS, Borrower desires to enter into an agreement with Coty, Inc. (hereinafter referred to as "Coty") whereby Borrower will receive from Coty a specified sum satisfying in full all Katy Perry Royalties due or to be due from Coty to Borrower, and Borrower seeks the approval of Lender to enter into such agreement with Coty since Lender has, pursuant to the Security Agreement and the Assignment and Pledge Agreement, an interest in the Katy Perry Royalties; and

WHEREAS, Lender is willing to release its security and/or assignment interests in and to the Katy Perry Royalties in exchange for the consideration set forth herein.

NOW, THEREFORE, in consideration of the promises and conditions described herein and for  other  good  and  valuable  consideration,   the  receipt  and  sufficiency  of  which  are  hereby acknowledged,  the parties hereto agree as follows:

1.         Simultaneous with the execution of this Amendment, Borrower shall deliver or cause to be delivered to Lender  the sum  of Three  Hundred  Thousand  Dollars  and  Zero  Cents      (US $300,000.00).

2.         The principal amount of the Loan as evidenced by the Note shall be reduced from One Million Two Hundred Thousand Dollars and Zero Cents (US $1,200,000.00) to Nine Hundred Thousand Dollars and Zero Cents (US $900,000.00),  which new sum shall be deemed the principal amount of the Note.

3.         The term "Collateral" as defined in the Security Agreement shall be amended to remove therefrom any reference to the Katy Perry Royalties.

4.         The Assignment and Pledge Agreement is hereby deemed null and void and of no further effect.

5.           Except as expressly amended herein, the Note and Security Agreement, as well as any and all other documents executed in connection with the Loan, shall remain in full force and effect and unaffected hereby.

IN WITNESS WHEREOF, this Amendment has been duly executed by the parties as of the date and year first above written.

[Signatures on following page]

GIGANTIC PARFUMS, LLC

    ____________________________________

   By: Rudford Hamon, Manager

STATE OF FLORIDA                    )
                                                                ) SS.
    COUNTY OF BROWARD            )

The foregoing instrument was acknowledged before me this_ day of July, 2013 by Rudford Hamon, as Manager of Gigantic Parfums, LLC, who is personally known to me or who has produced ________________________ as identification.

NOTARY PUBLIC AT LARGE
STATE OF FLORIDA
Print Name:____________________

My commission expires:

STATE OF FLORIDA                    )
                                                                ) SS.
    COUNTY OF BROWARD            )

The foregoing instrument was acknowledged before me this  I Cday of July, 2013 by David Cowheard, as Manager of Parfums Investment, LLC, who is personally known to me or who has produced __________________ as identification.

My commission expires:

                             PARFUMS INVESTMENT, LLC

_____________________________________________________
                              By: David Cowheard, Manager

STATE OF FLORIDA                    )
                                                                ) SS.
    COUNTY OF BROWARD            )

The foregoing instrument was acknowledged before me this  I Cday of July, 2013 by David Cowheard, as Manager of Parfums Investment, LLC, who is personally known to me or who has produced  _________________________  as identification.

My Commission expires:

 __________________________
NOTARY PUBLIC AT LARGE
STATE OF FLORIDA
Print Name:____________________